Securities and Exchange Commission
                             Washington, D.C. 20549


                           Current Report on Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                   29 May 2002
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                               INTER PARFUMS, INC.
             (Exact name of Registrant as specified in its charter)


                         Commission File Number 0-16469
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            DELAWARE                                          13-3275609
 ------------------------------                           -------------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)


                   551 FIFTH AVENUE, NEW YORK, NEW YORK 10176
                   ------------------------------------------
                    (Address of Principal Executive Offices)


                                  212.983.2640
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              (Registrant's Telephone number, including area code)




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ITEM 5.  Other Events.

         On 29 May 2002, our wholly-owned subsidiary, Inter Parfums USA, LLC, entered into an exclusive worldwide license agreement with Diane Von Furstenberg Studio, L.P. for the development, manufacturing and distribution of fragrance, cosmetics, skin care and related beauty products, to be sold under the following trademarks: Diane Von Furstenberg, DVF, Diane Von Furstenberg The Color Authority, and Tatiana. The term of such license is for 7 annual periods (with the first annual period consisting of 31 months and ending on 31 December 2004 to allow time for product development), together with 3 optional 2 year renewal terms. Our rights under such license agreement are subject to certain minimum sales requirements, advertising expenditures and royalty payments. We believe that we will launch our first prestige fragrance within 18 months of the signing of such license.

         Inter Parfums, Inc., the parent company of Inter Parfums USA, LLC, has guaranteed the obligations and performance of Inter Parfums USA under the license.

         Statements in this report which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from projected results. Such factors include effectiveness of sales and marketing efforts and product acceptance by consumers, dependence upon management, competition, currency fluctuation and international tariff and trade barriers and governmental regulation. Given these uncertainties, persons are cautioned not to place undue reliance on the forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

EXHIBIT NO.   DESCRIPTION

10.90 Agreement dated 29th day of May, 2002, among Diane Von Furstenberg Studio, L.P., Inter Parfums USA, LLC and Inter Parfums, Inc.*


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* Filed in excised form.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 31 May 2002

                                  Inter Parfums, Inc.


                                  By: /s/ Russell Greenberg
                                      -----------------------
                                  Russell Greenberg, EXECUTIVE VICE PRESIDENT






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